UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-53600

Date of Report:  February 28, 2011

CHINA YCT INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-2954561
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

c/o Shandong Spring Pharmaceutical Co., Ltd Economic Development Zone Gucheng Road Sichui County Shandong Province PR China	273200
(Address of principal executive offices)	(Zip Code)

86-537-4268278
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

See Item 2.01 below.

Item 2.01  Completion of Acquisition or Disposition of Assets

China YCT International Group, Inc. (the “Company”) entered into an agreement (the “Agreement”) as of February 28 2011, with L.Y. Research Corporation (“LY Research”), Pursuant to the Agreement, the Company will acquire 100% of the issued and outstanding stock of L.Y.(HK) Biotech Limited, a corporation organized under the laws of Hong Kong, (“HK Biotech”).  The assets of HK Biotech include HK Biotech’s US patent No. 6,475,531 B1, titled “Safe Botanical Drug for Treatment and Prevention of Influenza and Increasing Immune Function” (the “Patent”). HK Biotech is a development stage company. The closing of the transactions contemplated by the Agreement are subject to customary closing conditions

LY Research, a corporation incorporated in New Jersey, focuses on the research and development of botanical drugs. LY Research was founded by and is wholly-owned by Dr. Yaguang Liu.

The purchase price to be paid by the Company is as follows:

(1)
The Company will issue and deliver 44,255,087 shares of its common stock to LY Research or its designee, which shares constitute 60% of the issued and outstanding shares of common stock of the Company;

(2)	The Company agreed to issue and deliver 11,063968 shares of its common stock to LY Research or its designee, upon the quotation of the Company’s common stock on the OTCBB;

(3)
The Company agreed to issue and deliver 4,425,508 shares of its common stock to LY Research or its designee upon the receipt by the Company of a minimum of $20,000,000 in gross proceeds from a debt or equity financing, or a series of debt and/or equity financings, or upon the listing of its common stock on NASDAQ.

LY Research has advised the Company that the 44,255,087 shares of Common Stock are to be issued to LY Holding Limited, a Hong Kong corporation that will also be wholly-owned by Dr. Liu.

Item 5.01  Changes In Control of Registrant.

Upon the closing of the transactions contemplated by the Agreement,  Dr. Yaguang Liu will became the beneficial owner of 44,255,087 shares of the Company’s common stock, which shares constitute 60% of the Company’s issued and outstanding shares of common stock.  The shares will be issued to LY Research, which is wholly-owned by Dr. Liu.  The consideration for the shares was the transfer of 100% of the issued and outstanding stock of HK Biotech.

The foregoing summary of the Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

 (d)     Exhibits

Exhibit Number	Description

10.1	Purchase Agreement, dated as of February 28 2011 by China YCT International Group, Inc. and L.Y. Research Corporation,

Forward Looking Statements

Statements in this Form 8-K pertaining to pending acquisitions or future borrowings are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform act of 1995.  These forward-looking statements are based on our current expectations only and are subject to uncertainties that may cause actual results to differ materially.  Factors that could affect actual results include but are not limited to our ability to successfully complete our pending acquisition of Qwest, changes in economic or industry conditions, changes in the capital markets or our access thereto, changes in our cash flows or financial position, and the other factors or risks described in our reports filed with the Securities and Exchange Commission.  We cannot assure you that we will timely complete our pending Qwest acquisition or be able to utilize our new credit facility on the terms currently envisioned.  You should not place undue reliance on our forward-looking statements, which speak only as of the date of this report.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China YCT International Group, Inc.

Dated: February 28,2011	By:	/s/ Yan Tinghe
Yan Tinghe
Chief Executive Officer